Exhibit 23.4
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) on Form S-3 of our report dated January 21, 2002 (which expresses an unqualified opinion and includes explanatory paragraphs relating to Chesapeake Funding LLC if it had been operated as an unaffiliated entity and the adoption of Statement of Financial Accounting Standards No. 133) appearing in the Annual Report on Form 10-K of Chesapeake Funding LLC for the year ended December 31, 2001, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the use in this Registration Statement of D.L. Peterson Trust on Form S-1 of our report dated January 21, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to D.L. Peterson Trust if it had been operated as an unaffiliated entity) appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP


Baltimore, Maryland
May 3, 2002